Exhibit 21
SUBSIDIARIES OF THE REGISTRANT
1. Equity Marketing Hong Kong, Ltd., a Delaware corporation (“EMHK”)
2. Corinthian Marketing, Inc., a Delaware corporation
3. Logistix Limited, a United Kingdom corporation (“Logistix”) (a subsidiary of EMAK Europe)
4. Johnson Grossfield, Inc., a Delaware corporation
5. Equity Marketing, Inc., a Delaware corporation
6. Upshot, Inc., a Delaware corporation
7. SCI Promotion, Inc., a Delaware corporation
8. Logistix, Inc., a Delaware corporation
9. Pop Rocket, Inc., a Delaware corporation
10. EMAK Worldwide Service Corp., a Delaware corporation
11. EMAK Europe Holdings Limited, a United Kingdom corporation (“EMAK Europe”)
12. EMAK Europe Services Limited, a United Kingdom corporation (a subsidiary of EMAK Europe)
13. EMAK Hong Kong Limited, a Hong Kong company (a subsidiary of EMHK)
14. EMAK China Limited, a Hong Kong company (a subsidiary of EMHK)
15. Virtual Video Company Limited, a United Kingdom company (a subsidiary of Logistix)
16. EMAK Asia Holding Company Limited, a Hong Kong company (a subsidiary of EMHK)
17. Megaprint Group Limited, a United Kingdom company (“MGL”)(a subsidiary of EMAK Europe)
18. Megaprint Limited, a United Kingdom company (a subsidiary of MGL)
19. Megapromotions (U.K.) Limited, a United Kingdom company (a subsidiary of MGL)
20. Megapromotions Beheer BV, a Dutch company (“MBBV”)(a subsidiary of MGL)
21. Megapromotions BV, a Dutch company (a subsidiary of MBBV)
22. Mint Holland BV, a Dutch company (a subsidiary of MBBV)
23. Megapromotions GmbH, a German company (a subsidiary of MBBV)
24. Promomega EURL, a French company (a subsidiary of MBBV)
25. Megapromotions Asia, Ltd., a Hong Kong company (a subsidiary of MGL)
26. Prodesign Marketing Limited, a Northern Ireland company (a subsidiary of EMAK Europe)

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